UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2021

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Pursuant to the Preliminary Approval Order of the United States District Court for the District of Massachusetts, dated March 12, 2021, Acer Therapeutics Inc. (the “Company”) is hereby providing, as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, the Notice to Current Acer Therapeutics Inc. Stockholders (the “Notice”) and Stipulation of Settlement (the “Stipulation”). The Notice and Stipulation relate to the proposed settlement of the derivative actions against certain of the Company’s current and former directors and officers entitled Giroux v. Amello, et al., Case No. 1:20-cv-10537-GAO (D. Mass.), In re Acer Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-01505-MN (D. Del.), and King v. Schelling, et al., Case No. 1:20-cv-04779-GHW (S.D.N.Y.). The settlement includes certain nonmonetary terms, as well as payment by the Company’s insurance carriers of the Fee and Expense Award in the total amount of $500,000 as attorneys’ fees and expenses to Plaintiffs’ Counsel, inclusive of Incentive Awards of $1,000 to each Plaintiff, subject to approval by the Court. This Current Report on Form 8-K, the Notice, and the parties’ Stipulation are also available on the Company’s website at https://www.acertx.com/investor-relations. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Notice to Current Acer Therapeutics Inc. Stockholders, issued March 25, 2021.

99.2	Stipulation of Settlement, dated December 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 2021	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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